Exhibit 99.1

For media:

William Stanhouse, 205-745-2664

william.stanhouse@walterenergy.com

or

Ruth Pachman, 212-521-4891

Kekst and Company

ruth-pachman@kekst.com

Walter Energy Enters Into Asset Purchase Agreement
 with Company Formed by its Senior Lender Group

BIRMINGHAM, AL — November 5, 2015 — Walter Energy, Inc. (OTC Pink:WLTG) (“Walter Energy” or the “Company”) today announced that it has entered into an asset purchase agreement (the “APA”) with a newly formed entity capitalized and owned by members of the Company’s senior lender group, pursuant to which the new company will acquire substantially all of Walter Energy’s Alabama assets.

The APA contemplates, among other things, cash consideration of $5.4 million, a $1.25 billion credit bid of existing indebtedness and the assumption of certain liabilities.  The agreement has been filed with the Bankruptcy Court for the Northern District of Alabama in connection with a proposed, court-supervised auction process under section 363 of the Bankruptcy Code.  Accordingly, the APA is subject to higher or otherwise better offers, among other conditions.

An asset sale was one of the possible means of achieving the restructuring sought by Walter Energy when it filed for chapter 11 protection in July.  Electing this path now will allow the Company to continue moving forward expeditiously with its restructuring, and represents what the Company believes is the best path forward in a highly challenging industry environment.

On July 15, 2015, Walter Energy and its U.S. subsidiaries filed for relief under chapter 11 of the U.S. Bankruptcy Code in the Bankruptcy Court for the Northern District of Alabama.  Walter Energy’s non-U.S. operations, including those in Canada and the U.K., are not included in the filings or in the APA.

About Walter Energy

Walter Energy is a leading metallurgical coal producer for the global steel industry with strategic access to steel producers in Europe, Asia and South America.  The Company also produces thermal coal, anthracite, metallurgical coke and coal bed methane gas, with operations in the United States, Canada and the United Kingdom.  For more information about Walter Energy, please visit www.walterenergy.com.

Safe Harbor Statement

This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements that relate to the intent, beliefs, plans or expectations of Walter Energy or its management at the time of this release, as well as any estimates or projections for the outcome of events that have not yet occurred at the time of this release. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include expressions such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “may,” “plan,” “predict,” “will” and similar terms and expressions. All forward-looking statements made by Walter Energy are predictions and not guarantees of future performance and are subject to various risks, uncertainties and factors relating to Walter Energy’s operations and business environment, and the progress of its chapter 11 bankruptcy proceedings, all of which are difficult to predict and many of which are beyond Walter Energy’s control, which could cause Walter Energy’s actual results to differ materially from those matters expressed in or implied by these forward-looking statements. Such factors include, but are not limited to: those described under the “Risk Factors” section and elsewhere in Walter Energy’s most recently filed Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission (“SEC”), including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, which are available on Walter Energy’s website at www.walterenergy.com and on the SEC’s website at www.sec.gov; unfavorable economic, financial and business conditions; risks and uncertainties relating to the bankruptcy filing by Walter Energy, including, but not limited to, (i) Walter Energy’s ability to obtain Bankruptcy Court approval with respect to motions or other requests made to the Bankruptcy Court in the chapter 11 cases, (ii) the ability of Walter Energy and its subsidiaries to consummate a section 363 sale, (iii) the effects of Walter Energy’s bankruptcy filing on Walter Energy and on the interests of various constituents, (iv) Bankruptcy Court rulings in the chapter 11 cases as well the outcome of all other pending litigation and the outcome of the chapter 11 cases in general, (v) the length of time that Walter Energy will operate under chapter 11 protection and the continued availability of operating capital during the pendency of the proceedings, (vi) risks associated with third party motions in the chapter 11 cases, which may interfere with Walter Energy’s ability to confirm and consummate a section 363 sale, (vii) the potential adverse effects of the chapter 11 cases on Walter Energy’s liquidity or results of operations, and (viii) increased advisory costs to execute a section 363 sale, and other risks and uncertainties. Forward-looking statements made by Walter Energy in this release, or elsewhere, speak only as of the date on which the statements were made. New risks and uncertainties arise from time to time, and it is impossible for Walter Energy to predict these events or how they may affect it or its anticipated results. Walter Energy does not undertake any obligation to publicly update or review any forward-looking statements except as may be required by law, whether as a result of new information, future developments or otherwise. In light of these risks and uncertainties, readers should keep in mind that any forward-looking statements made in this release may not occur and should not place undue reliance on any forward-looking statements.

Walter Energy cautions that the trading in its securities during the pendency of the chapter 11 cases is highly speculative and poses substantial risks. The consummation of a section 363 sale would result in Walter Energy’s outstanding common stock losing substantial value, and the holders of Walter Energy’s common stock are currently contemplated not to receive any distribution or other favorable treatment within the chapter 11 cases. Accordingly, Walter Energy’s future performance and financial results may differ materially and/or adversely from those expressed or implied in any forward-looking statements made by Walter Energy in this release.

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